Exhibit 10.9

Nederlandse Unilever Bedrijven BV postadres: postbus 760 3000 DK Rotterdam telefoon 010-464 59 11 kantooradres: Museumpark 1 telegrammen Unilever telex21415 .De heer R.C.S. Verheul Geachte heer Verheul, Rotterdam, 17 mei 1989 Hierbij bevestigen wij Uw overplaatsing per 15 juni 1989 naar Development Application Centre. U zult met ingang van deze datum geplaatst worden in de funktie van Project Manager Fabric Washing. Uw funktieklasse is 21. Uw salaris bedraagt met ingang ·van 15 juni 1.989 f 69.500,-:--all-:in :per jaar. Alle rechten en verplichtingen blijven van kracht die zijn vastgelegd in de arbeidsovereenkomst zeals deze met U is gesloten . Indien U in verband met deze overplaatsing verhuist, zullen de kosten van transport van Uw inboedel worden vergoed. Bovendien ontvangt U dan, zodra U verhuisd bent, 1 1/2 maand all-in salaris, als tegemoetkoming in de kosten van inrichting van Uw nieuwe woning. Nederlandse Unilever Bedrijven B.V. heeft de uitoefening van de rechten en de naleving van de verplichtingen welke voor haar uit Uw arbeidsovereenkomst voortvloeien aan het Hoofd van Development Application Centre gedelegeerd, met uitzondering van die welke betrekking hebben op beeindiging van die overeenkomst. Gaarne ontvangen wij bijgaande kopie van deze brief door U voor akkoord getekend uiterlijk 31 mei 1989 van U terug, t.a.v . Mevr. Drs. M. Veenendaal, Algemene Personeelszaken Nederland, Rotterdam. Hoogachtend, NEDERLANDSE UNILEVER Drs. M. Veenendaal Bijlage tel 1ntl!rna.11ona al .. 3110 .!645911